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                                                           Exhibit (d)(12)(viii)

                      INTERIM INVESTMENT ADVISORY AGREEMENT

         INTERIM INVESTMENT ADVISORY AGREEMENT, dated as of January 2, 2003, by and between The Equitable Life Assurance Society of the United States, a New York stock life insurance company ("Equitable" or the "Manager"), and Alliance Capital Management L.P., a Delaware limited partnership (the "Adviser") ("Interim Agreement").

         WHEREAS, EQ Advisors Trust (the "Trust") is registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

         WHEREAS, the Trust's shareholders are and will be separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts (the "Policies") under which income, gains, and losses, whether or not realized, from assets allocated to such accounts are, in accordance with the Policies, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies;

         WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, policies and restrictions;

         WHEREAS, Equitable is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") and is the investment manager to the Trust;

         WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract (the "Interim Agreement"); and

         WHEREAS, the Board of Directors of the Trust and Equitable desire to retain the Adviser to render investment advisory services to the portfolios to be known as EQ/Small Company Index Portfolio and EQ/International Equity Index Portfolio (each a "Portfolio" and collectively, the "Portfolios") in the manner and on the terms hereinafter set forth, which Portfolios are more particularly described in Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A for the Trust filed with the Securities and Exchange Commission on October 31, 1997;

         NOW, THEREFORE, Equitable and the Adviser agree as follows:

1.       APPOINTMENT OF ADVISER

         The Manager hereby appoints the Adviser to act as investment adviser for each Portfolio and to manage the investment and reinvestment of the assets of each Portfolio, subject to the supervision of the Trustees of the Trust and the terms and conditions of this Interim Agreement. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust or Manager in any way or otherwise be deemed an agent of the Trust or Manager except as expressly authorized in this Interim Agreement or another writing by the Trust, Manager and the Adviser.

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2.       SERVICES TO BE RENDERED BY THE ADVISER TO THE TRUST

         A. The Adviser will manage the investment and reinvestment of the assets of each Portfolio and determine the composition of the assets of each Portfolio, subject always to the direction and control of the Trustees of the Trust and the Manager and in accordance with the provisions of the Trust's registration statement, as amended from time to time. In fulfilling its obligations to manage the investment and reinvestment of the assets of each Portfolio, the Adviser will:

                  (i) obtain and evaluate pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Portfolio or are under consideration for inclusion in the Portfolio;

                  (ii) formulate and implement a continuous investment program for the Portfolio (a) consistent with the investment objectives, policies and restrictions of the Portfolio as stated in the Trust's Interim Agreement and Declaration of Trust, By-Laws, and such Portfolio's currently effective Prospectus and Statement of Additional Information ("SAI") as amended from time to time, and (b) in compliance with the requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and L of the Internal Revenue Code of 1986, as amended;

                  (iii) take whatever steps are necessary to implement the investment program for the Portfolio by the purchase and sale of securities and other investments authorized under the Trust's Interim Agreement and Declaration of Trust, By-Laws, and such Portfolio's currently effective Prospectus and SAI, including the placing of orders for such purchases and sales;

                  (iv) regularly report to the Trustees of the Trust and the Manager with respect to the implementation of the investment program and, in addition, provide such statistical information and special reports concerning the Portfolio and/or important developments materially affecting the investments held, or contemplated to be purchased, by the Portfolio, as may reasonably be requested by the Manager or the Trustees of the Trust, including attendance at Board of Trustees Meetings, as reasonably requested, to present such information and reports to the Board;

                  (v) provide determinations of the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating the Portfolio's net asset value in accordance with procedures and methods established by the Trustees of the Trust;

                  (vi) provide any and all information, records and supporting documentation about accounts the Adviser manages that have investment objectives, policies, and strategies substantially similar to those employed by the Adviser in managing the Portfolio which may be reasonably necessary, under applicable laws, to allow the Portfolio or its agent to present information concerning the Adviser's prior performance

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

         in the Prospectus and the SAI of the Portfolio and any permissible reports and materials prepared by the Portfolio or its agent; and

                  (vii) establish appropriate interfaces with the Trust's administrator and Manager in order to provide such administrator and Manager with all necessary information requested by the administrator and Manager.

         B. The Adviser, at its expense, will furnish: (i) all necessary investment and management facilities and investment personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Interim Agreement; and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of each Portfolio (excluding that necessary for the determination of net asset value and shareholder accounting services).

         C. The Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Adviser is directed at all times to seek to execute brokerage transactions for each Portfolio in accordance with such policies or practices as may be established by the Board of Trustees and described in the Trust's currently effective Prospectus and SAI, as amended from time to time. In placing orders for the purchase or sale of investments for each Portfolio, in the name of the Portfolio or its nominees, the Adviser shall use its best efforts to obtain for the Portfolio the most favorable price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

         Subject to the appropriate policies and procedures approved by the Board of Trustees, the Adviser may, to the extent authorized by Section 28(e) of the Securities and Exchange Act of 1934, cause each Portfolio to pay a broker or dealer that provides brokerage or research services to the Manager, the Adviser, and the Portfolio an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Adviser's overall responsibilities to each Portfolio or its other advisory clients. To the extent authorized by said Section 28(e) and the Trust's Board of Trustees, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Interim Agreement or otherwise solely by reason of such action. In addition, subject to seeking the most favorable price and best execution available, the Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers.

         D. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Portfolios as well as other clients of the Adviser, the Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the

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Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Portfolio and to its other clients.

         E. The Adviser will maintain all accounts, books and records with respect to the Portfolios as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder.

3.       COMPENSATION OF ADVISER

         The Manager will pay the Adviser, with respect to each Portfolio, the compensation specified in Appendix A to this Interim Agreement, which shall be calculated on the daily average value of each Portfolio's assets and accrued on a daily basis. The compensation earned under the Interim Agreement shall be held in an interest-bearing account with the Trust's Custodian and shall be paid (including interest earned) to the Adviser upon approval of an investment advisory agreement with the Adviser by a majority of each Portfolio's outstanding voting securities. In the event a majority of each Portfolio's outstanding voting securities do not approve an investment advisory agreement, the Adviser will be paid, out of the escrow account, the lesser of (a) any costs incurred in performing this Interim Agreement (plus interest earned); or (b) the total amount in the escrow account (plus interest earned).

4.       LIABILITY OF ADVISER

         Neither the Adviser nor any of its directors, officers, or employees shall be liable to the Manager for any loss suffered by the Manager resulting from its acts or omissions as Adviser to the Portfolios, except for losses to the Manager or the Trust resulting from willful misconduct, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the Adviser or any of its directors, officers or employees. The Adviser, its directors, officers or employees shall not be liable to the Manager or the Trust for any loss suffered as a consequence of any action or inaction of other service providers to the Trust in failing to observe the instructions of the Adviser, provided such action or inaction of such other service providers to the Trust is not a result of the willful misconduct, bad faith or gross negligence in the performance of, or from reckless disregard of, the duties of the Adviser under this Interim Agreement.

5.       NON-EXCLUSIVITY

         The services of the Adviser to the Portfolios and the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

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6.       SUPPLEMENTAL ARRANGEMENTS

         The Adviser may enter into arrangements with other persons affiliated with the Adviser for the provision of certain personnel and facilities to the Adviser to better enable it to fulfill its duties and obligations under this Interim Agreement.

7.       REGULATION

         The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Interim Agreement any information, reports, or other material which any such body by reason of this Interim Agreement may request or require pursuant to applicable laws and regulations.

8.       RECORDS

         The records relating to the services provided under this Interim Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Interim Agreement, such records shall promptly be returned to the Trust by the Adviser free from any claim or retention of rights therein. The Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

9.       DURATION OF INTERIM AGREEMENT

         This Interim Agreement shall become effective with respect to each Portfolio on the date of its execution provided that it has been approved for each Portfolio by a vote of those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Trust ("Independent Trustees") cast at an in-person meeting. This Interim Agreement shall continue in effect for a period of 150 days following the date of effectiveness; or until approval by a vote of a majority of each Portfolio's outstanding voting securities of an investment advisory agreement for each Portfolio, whichever is earlier.

10.      TERMINATION OF INTERIM AGREEMENT

         This Interim Agreement may be terminated as to any individual Portfolio at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of such Portfolio, on ten (10) days' written notice to the Adviser. This Interim Agreement will automatically terminate as to all the portfolios, without the payment of any penalty, in the event of the assignment (as defined in the Investment Company Act) of this Interim Agreement or in the event the Investment Management Agreement between the Manager and the Trust is assigned or terminates for any other reason. This Interim Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Interim Agreement, unless the other party in material breach of this Interim Agreement cures such breach to the

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
reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

11.      PROVISION OF CERTAIN INFORMATION BY ADVISER

         The Adviser will promptly notify the Manager in writing of the occurrence of any of the following events:

         A. the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Interim Agreement;

         B. the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust;

         C. the chief executive officer or controlling stockholder of the Adviser or the portfolio manager of either Portfolio changes or there is otherwise an actual change in control or management of the Adviser; and/or

         D. change in the membership of the general partners of the Adviser within a reasonable time after such change.

12.      USE OF ADVISER'S NAME

         The Manager will not use the Adviser's name (or that of any affiliate) in Trust literature without prior review and approval by the Adviser, which may not be unreasonably withheld or delayed.

13.      AMENDMENTS TO THE INTERIM AGREEMENT

         Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the Securities and Exchange Commission ("SEC"), this Interim Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the affected Portfolio or Portfolios (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to such Portfolio if a majority of the outstanding voting securities of such Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Portfolio or all the portfolios of the Trust.

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14.      ENTIRE INTERIM AGREEMENT

         This Interim Agreement contains the entire understanding and agreement of the parties with respect to the Portfolios.

15.      HEADINGS

         The headings in the sections of this Interim Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

16.      NOTICES

         All notices required to be given pursuant to this Interim Agreement shall be delivered or mailed to the last known business address of each applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. The specific person to whom notice shall be provided for each party will be specified in writing to the other party. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

17.      SEVERABILITY

         Should any portion of this Interim Agreement for any reason be held to be void in law or in equity, the Interim Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

18.      GOVERNING LAW

         The provisions of this Interim Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of Delaware, or any of the provisions in this Interim Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

         Any question of interpretation of any term or provision of this Interim Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Interim Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Interim Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                          THE EQUITABLE LIFE ASSURANCE
                                          SOCIETY OF THE UNITED STATES


                                          By: /s/ Peter D. Noris
                                              -------------------------------
                                                  Peter D. Noris
                                                  Executive Vice President


                                          ALLIANCE CAPITAL MANAGEMENT L.P.
                                          By: ALLIANCE CAPITAL MANAGEMENT
                                                CORPORATION, its General Partner


                                          By: /s/ Mark R. Manley
                                              -------------------------------
                                                  Mark R. Manley
                                                  Assistant Secretary

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


                                   APPENDIX A
                                       TO
                      INTERIM INVESTMENT ADVISORY AGREEMENT
                                      WITH
                        ALLIANCE CAPITAL MANAGEMENT L.P.

             Portfolio                                            Advisory Fee
             ---------                                            ------------

    EQ/Small Company Index                     0.05% of the Portfolio's average daily net assets


    EQ/International Equity Index              0.15% of the Portfolio's average daily net assets

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